                                                                     EXHIBIT 9.3

                      SHARE TRANSFER AND VOTING AGREEMENT

          THIS SHARE TRANSFER AND VOTING AGREEMENT (this "Agreement") is made as of January 2, 2001, by and between Warburg, Pincus Equity Partners, L.P. ("WPEP") and Mount Everest Advisors, L.L.C. ("Mount Everest") and acknowledged by ZymoGenetics, Inc., a Washington Corporation (the "Company"). Capitalized terms used in this Agreement and not defined herein shall have the same meanings as set forth in the Series B Preferred Stock Purchase Agreement dated as of October 20, 2000 (the "Purchase Agreement"), the Shareholders' Agreement dated as of November 10, 2000 (the "Shareholders' Agreement") and the Series B Co-Sale Agreement dated as of November 10, 2000 (the "Co-Sale Agreement").

                                   RECITALS

          Whereas, WPEP is transferring 6,000 Shares to Mount Everest; and

          Whereas, to induce WPEP to transfer 6,000 Shares to Mount Everest, Mount Everest has agreed to enter into this Agreement.

          NOW, THEREFORE, in consideration of mutual promises and covenants set herein;

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.  Closing

               1.1 The transfer of 6,000 Shares shall take place at the offices of Warburg PincDs Pincus & Co., 466 Lexington Avenue, 10/th/ Floor, New York, New York, on the date hereof, with WPEP hereby delivering to the Company a Share certificate that has 6,000 Shares duly endorsed for transfer to Mount Everest in consideration for services performed by Mount Everest for WPEP. The Company shall record such transfer on its share register and promptly issue and deliver in exchange (and cancellation) of such Share certificate two new Share certificates: the first, representing 6,000 Shares, issued to Mount Everest having a legend (in addition to any other legends) indicating that such shares are subject to this Agreement, and the second, issued to WPEP representing 6,000 fewer Shares than the original certificate submitted for exchange.

          2.  Endorsement of Agreements

               2.1 Mount Everest hereby agrees to the terms and conditions of the Shareholders' Agreement and the Co-Sale Agreement originally entered into by and among the Company and the other parties listed on the signature pages thereto and acknowledges receipt of a copy of such Shareholders' Agreement and Co-Sale Agreement and agrees to be bound thereunder.

               2.2 Mount Everest hereby makes all representations and warranties of the investors contained m Section 3 of the Purchase Agreement.

               2.3 Mount Everest hereby represents and warrants that it is not a company whose primary business, or a substantial portion of whose business, directly or indirectly, consists of the research, development, manufacture, marketing, licensing, distribution and/or sale of pharmaceutical and/or biotechnology products.

          3.  Voting of Shares

               3.1 At all times prior to the consummation of a Qualified Public Offering, pursuant to the provisions of RCW23B.07.3 10 of the Washington Business Corporation Act, Mount Everest hereby grants WPEP the right to vote, through WPEP's designated agent appointed at the sole discretion of WPEP, all Shares of the Company owned by Mount Everest at all meetings of the shareholders of the Company, to cause such Shares to be counted as present at any such meetings for purposes of establishing a quorum and to exercise all consensual or other voting rights with respect to the Shares, in each case in such manner as WPEP, in its sole discretion, shall determine. Mount Everest hereby acknowledges that the foregoing grant of rights is coupled with an interest and is thus irrevocable.

               3.2 In furtherance of the foregoing agreement, Mount Everest shall, simultaneously with the transfer of the Shares, execute an irrevocable proxy, substantially in the form attached hereto as Exhibit A, pursuant to the
                                                    ---------
provisions of RCW 23B.07.220 of the Washington Business Corporation Act, in favor of WPEP or its designee, permitting WPEP or its designee to vote all Shares owned by Mount Everest, and Mount Everest shall deliver such proxy to WPEP.

               3.3 A counterpart hereof shall be deposited with the Company at its principal office and shall be subject to the same rights of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company. Mount Everest covenants and agrees, and the Company acknowledges, that each certificate representing shares owned by it shall contain a statement that the shares represented by the certificate are subject to the provisions of a voting agreement, a counterpart of which has been deposited with the Commas at its principal office.

          4.  Transfer of Stock

               4.1 Mount Everest shall not sell, assign, pledge, hypothecate, or otherwise dispose or encumber ("Transfer") any Shares other than in accordance with the provisions of this Section 4, provided, however, that Mount
                                                  --------- -------
Everest may Transfer Shares to an Affiliate thereof. Any Transfer or purported Transfer made in violation of this Section 4 shall be null and void and of no effect.

               4.2 Except as provided in Section 4.3, Mount Everest shall not Transfer any of the Shares owned by it for a period of one year from the date hereof and thereafter only if Mpount Everest shall have first made an offer to sell to WPEP, and such offer shall not have been accepted within twenty (20) days after the receipt of such offer.

               4.3 (i) If at any time after the date of this Agreement and prior to the consummation of a Qualified Public Offering, WPEP wishes to Transfer in a bona Oft fide armsy' length sale all of their Shares to any individual, partnership, joint-stock company, c a corporation limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof who is not an Affiliate of WPEP (for the purposes of this Section

4.3, the "Proposed Transferee"), WPEP shall have the right (for purposes of this Section 4.3, the "Drag-Along Right") to require Mount Everest to sell to the Proposed Transferee all of its Shares for the same per share consideration as proposed to be received by WPEP. Mount Everest agrees to take all steps necessary to enable it to comply with the provisions of this Section 4.3 to facilitate WPEP's exercise of a Drag-Along Right.

                    (ii) To exercise a Drag-Along Right, WPEP shall give Mount Everest a written notice (for purposes of this Section 4.3, a "Drag-Along Notice") containing (1 ) the name and address of the Proposed Transferee and
(2) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee's offer. Mount Everest shall thereafter be obligated to sell its Shares, provided that the sale to the Proposed Transferee
                              --------
is consummated within ninety (90) days of delivery of the Drag-Along Notice. If the sale is not consummated within such 90-day period, then Mount Everest shall no longer be obligated to sell such Mount Everest's Shares pursuant to that specific Drag-Along Right but shall remain subject to the provisions of this
Section 4.3.

          5.  Conversion of Series B Stock

               5.1 Mount Everest hereby agrees to make an election to convert its shares of Series B Stock into Voting Common Stock at any time that WPEP makes an election to so convert WPEP's shares of Series B Stock into Voting Common Stock pursuant to Section 2.4.4.2 of the Restated Articles.

          6.  Miscellaneous

               6.1   Specific Enforcement

               Mount Everest expressly agrees that WPEP will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by Mount Everest, WPEP shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with, and so as to effectuate,s the provisions of this Agreement. In the event that a bond is required to be posted in connection with the specific enforcement of this Agreement, the parties agree that a reasonable amount of such bond is $1,000.

               6.2   Notices

               Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effective: (a) upon personal delivery to the party to be notified; (b) upon confirmation of receipt by fax by the party to be notified; (c) one business day after deposit with a nationally-recognized overnight courier, prepaid for overnight delivery and addressed as set forth in
(d); or (d) five (5) days after deposit with the U.S. Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner.

               6.3   Termination, Amendments and Waivers

               This Agreement may be terminated, and any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of WPEP.

               6.4   Governing Law; Jurisdiction; Venue

               This Agreement shall be governed by and construed under the laws of the State of Washington without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

               6.5   Successors and Assigns; Transfers

               The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective heirs, personal representatives, successors and assigns of He the parties.

               6.6   Severability

               If one or more provisions of this Agreement are held to be unenforceable under applicable law, sum such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               6.7   Entire Agreement; Counterparts

               This Agreement constitutes the entire agreement between the parties about its subject and supersedes all prior agreements. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

               6.8   Authorization

               Each party represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                           [Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              Warburg, Pincus Equity Partners, L.P.

                              By:  Warburg, Pincus & Co.,
                                   its General Partner



                              By:  /S/ JONATHAN LEFF
                                   -----------------------------------
                                   Name:   Jonathan Leff
                                   Title:  Partner

                                   466 Lexington Avenue
                                   New York, NY  10017
                                   Phone: (212) 878-0795
                                   Fax: (212) 878-9361

                              Mount Everest Advisors, L.L.C.



                              By:  /S/ WILLIAM J. GEDALE
                                   ------------------------------------
                                   William J. Gedale
                                   President

                                   950 Third Avenue
                                   9/th/ Floor
                                   New York, NY  10022
                                   Phone: (212) 593-4776
Acknowledged By:

ZymoGenetics, Inc.

By: /s/ BRUCE L.A. CARTER
   --------------------------
Name:
Title:
1201 Eastlake Avenue East
Seattle, Washington 98102
Phone: (206) 442-6612
Fax: (206) 442-6793

                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY
                           TO VOTE STOCK OF COMPANY

     The undersigned shareholder of ZymoGenetics, Inc., a Washington corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by the Washington Business Corporation Act) appoints Jonathan Leff, or any other designee of Warburg, Pincus Equity Partners, L.P. ("WPEP"), as the sole and exclusive attorney and proxy of the undersigned, until the consummation of a Qualified Public Offering (as such term is defined in Section 2.2.2 of the Company's Amended and Restated Articles of Incorporation) with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof, or in substitution or exchange thereof, on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned shareholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares.

     This Irrevocable Proxy is irrevocable (to the fullest extent provided in and allowed by the Washington Business Corporation Act), is coupled with an interest and is granted in consideration of WPEP entering into that certain Share Transfer and Voting Agreement dated January 2, 2001, between WPEP and the undersigned and acknowledged by the Company.

     The attorney and proxy named or designated above is hereby authorized and empowered by the undersigned, at any time during the term of this proxy, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Washington Business Corporation Act) on all matters at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting.

     All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  March 6, 2001



                                   Mount Everest Advisors, LLC



                                   By:  /S/ WILLIAM J. GEDALE
                                      -----------------------------
                                   William J. Gedale
                                   President




                                   Shares beneficially owned:

                                   6,000 shares of Company Common Stock

                                      -2-